Exhibit 99.1

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

PDO	Computershare Trust Company, N.A.
	250 Royall Street	COMPANY # [-]
Canton, Massachusetts 02021

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your Telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	INTERNET/MOBILE – [-] Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [-].

(	TELEPHONE – [-] Use a touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [-].

*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò Please detach here ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

		For	Against	Abstain
1.	Proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 6, 2014, as it may be amended from time to time, by and among Yuma Energy, Inc., Pyramid Oil Company, Pyramid Delaware Merger Subsidiary, Inc., and Pyramid Merger Subsidiary, Inc., and the transactions contemplated thereby.	☐	☐	☐
		For	Against	Abstain
2.	Proposal to approve the reincorporation of Pyramid from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary. .	☐	☐	☐
3.	Proposals to approve eight provisions in the amended and restated certificate of incorporation of Pyramid Delaware that will be in effect after completion of the merger and that are not in the current restated articles of incorporation of Pyramid:
		For	Against	Abstain
3A.	Proposal to approve the provision in the amended and restated certificate of incorporation of Pyramid Delaware that authorizes 300,000,000 shares of common stock, $0.001 par value per share, of Pyramid Delaware, and 10,000,000 shares of preferred stock, $0.001 par value per share, of Pyramid Delaware.	☐	☐	☐
		For	Against	Abstain
3B.	Proposal to approve the provision in the amended and restated certificate of incorporation of Pyramid Delaware that provides for the classification of the board of directors of Pyramid Delaware into three classes with staggered terms.	☐	☐	☐

		For	Against	Abstain
3C	Proposal to approve the provision in the amended and restated certificate of incorporation of Pyramid Delaware that eliminates cumulative voting in the election of directors.	☐	☐	☐

		For	Against	Abstain
3D.	Proposal to approve the provision in the amended and restated certificate of incorporation of Pyramid Delaware that provides the Pyramid Delaware board of directors with the authority to set the number of directors on the board.	☐	☐	☐
		For	Against	Abstain
3E.	Proposal to approve the provision in the amended and restated certificate of incorporation of Pyramid Delaware that restricts the ability of stockholders to remove directors without cause.	☐	☐	☐
		For	Against	Abstain
3F.	Proposal to approve the provision in the amended and restated certificate of incorporation of Pyramid Delaware that requires stockholders with at least 20% of the outstanding voting power to call a special meeting.	☐	☐	☐
		For	Against	Abstain
3G.	Proposal to approve the provision in the amended and restated certificate of incorporation of Pyramid Delaware that requires certain actions and proceedings with respect to Pyramid Delaware be brought in the federal or state courts located within the state of Delaware.	☐	☐	☐
		For	Against	Abstain
3H.	Proposal to approve the provision in the amended and restated certificate of incorporation of Pyramid Delaware that changes the name of the combined company to “Yuma Energy, Inc.” after the merger.	☐	☐	☐
		For	Against	Abstain
4.	Proposal to approve and adopt the Pyramid Delaware 2014 Long-Term Incentive Plan.	☐	☐	☐
		For	Against	Abstain
5.	Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the proposals above.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournment or adjournments thereof.

Please indicate if you plan to attend this meeting:	Date:

Signature(s) in Box
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Pyramid Oil Company

SPECIAL MEETING OF STOCKHOLDERS

[-], 2014

[-] a.m., Local Time

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints MICHAEL D. HERMAN and LEE G. CHRISTIANSON, and each of them, with power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of Pyramid Oil Company common stock which the undersigned would be entitled to vote, if personally present at the Special Meeting of Stockholders of Pyramid Oil Company to be held at [-] at [-] a.m. local time on [-], 2014 and at any adjournments thereof, with all powers the undersigned would possess if present at such meeting on the matters set forth on the reverse side hereof and on all other matters properly coming before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of our Board of Directors below.

The board of directors unanimously recommends a vote “FOR” the proposal to approve and adopt the merger agreement, “FOR” the proposal to approve the REINCORPORATION, “FOR” the proposalS RELATED TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PYRAMID DELAWARE, “FOR” the proposal to approve AND ADOPT THE PYRAMID DELAWARE MERGER SUBSIDIARY, INC. 2014 Long-Term Incentive Plan, and “FOR” any proposal to authorize the board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the ABOVE proposalS.

See reverse for voting instructions.